Exhibit 10.1
Execution Version

EQUITY CONTRIBUTION AGREEMENT AND GUARANTY

dated as of September 26, 2025
among

CEDAR BAYOU 5 HOLDINGS LLC,
as Pledgor,

NRG ENERGY, INC.,
as Guarantor,

NRG CEDAR BAYOU 5 LLC,
as Borrower,

PUBLIC UTILITY COMMISSION OF TEXAS,
as Lender,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent,

and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

Table of Contents
Page
1.1    Defined Terms and Rules of Interpretation    2
1.2    Interpretation, etc.    5
ARTICLE 2 OBLIGATIONS OF GUARANTOR AND PLEDGOR    5
2.1    Contribution Obligations    5
2.2    Guaranty    7
2.3    Credit Rating; Credit Support Documents    8
2.4    Waiver of Defenses; Obligations Unconditional    8
2.5    Waiver of Subrogation    12
2.6    Payments    12
ARTICLE 3 SPECIFIC PROVISIONS    13
3.1    Reinstatement    13
3.2    Bankruptcy Code Waiver    13
3.3    Insolvency Proceedings    13
3.4    Set-Off    13
ARTICLE 4 PURCHASE OF PARTICIPATING INTERESTS    14
4.1    Required Purchase of Participating Interest    14
4.2    Effect of Purchase of Participating Interest    14
4.3    Subordinate Nature of Participating Interest    14
4.4    Rights of Lender, Administrative Agent, Collateral Agent and Secured Parties    15
4.5    No Voting Rights    15
4.6    Outright Purchase; Obligations Unconditional    16
ARTICLE 5 REPRESENTATIONS AND WARRANTIES    16
5.1    Representations and Warranties of Guarantor    16
ARTICLE 6 COVENANTS    17
6.1    Maintenance of Existence    17
6.2    Compliance with Laws    18
6.3    Further Assurances    18
6.4    Separate Existence    18
6.5    Credit Rating    18
i

6.6    Insolvency or Liquidation Proceeding    18
ARTICLE 7 MISCELLANEOUS    18
7.1    Successions or Assignments    18
7.2    Termination    18
7.3    Waivers    18
7.4    Waiver of Jury Trial    19
7.5    Interpretation    19
7.6    Remedies Cumulative    19
7.7    Severability    19
7.8    Amendments    20
7.9    Consent to Jurisdiction    20
7.10    Governing Law    20
7.11    Integration of Terms    21
7.12    Notices    21
7.13    Counterparts    23
7.14    Limitation on Liability    23
7.15    Guaranty Separately Enforceable    23
7.16    Immunity    23
7.17    Administrative Agent and Collateral Agent    23
7.18    Expenses    24

ii

EQUITY CONTRIBUTION AGREEMENT AND GUARANTY
This EQUITY CONTRIBUTION AGREEMENT AND GUARANTY, dated as of September 26, 2025 (this “Agreement”), is by and among CEDAR BAYOU 5 HOLDINGS LLC, a Delaware limited liability company (“Pledgor”), NRG ENERGY, INC., a Delaware corporation (“Guarantor”), NRG CEDAR BAYOU 5 LLC , a Delaware limited liability company (“Borrower”), the PUBLIC UTILITY COMMISSION OF TEXAS (“Lender”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successors, the “Administrative Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, together with any successors, the “Collateral Agent” and together with Pledgor, Guarantor, Borrower, Lender and Administrative Agent, the “Parties”).
RECITALS
A.Borrower intends to install, develop, construct, finance and operate an approximately 721 MW natural gas-fired, combined-cycle power generation facility to be located in Chambers County, Texas for the generation and distribution of power within ERCOT, which facility, together with all related facilities, and all other rights, including easements, leases and contract rights, gas pipelines, transmission lines and assets necessary for the siting, construction, ownership, operation and maintenance thereof and the sale of power therefrom is hereinafter referred to as the “Project”.
B.In order to finance a portion of the costs of the development, construction, ownership, operation, maintenance and financing of the Project, Borrower has entered into the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), with Lender, Administrative Agent and the other parties thereto.
C.As of the date hereof, NRG Texas LLC, a Delaware limited liability company (“Pledgor Holdco”), directly owns 100% of the membership interests in Pledgor, which in turn directly owns 100% of the membership interests in Borrower.
D.As of the date hereof, Guarantor directly owns 100% of the membership interests in Pledgor Holdco.
E.Pledgor has agreed to make certain equity contributions from time to time in accordance with this Agreement in order to make funds available to Borrower for the funding of certain of Borrower’s costs of developing and constructing the Project and to satisfy certain other conditions under and in accordance with the Credit Agreement and the other Credit Documents.
F.On or prior to the Closing Date, Pledgor has funded the Initial Contribution to Borrower made available to Pledgor by Guarantor.

G.Guarantor has agreed to guarantee the Guaranteed Obligations under this Agreement and has agreed to provide, or cause to be provided, upon the occurrence of certain events provided herein, acceptable credit support for the Guaranteed Obligations hereunder.
H.The execution and delivery of this Agreement by Pledgor and Guarantor is a condition precedent to Lender’s obligation to make Loans to Borrower under the Credit Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and in order to induce Lender, Administrative Agent, Collateral Agent and the other Secured Parties to enter into the Credit Documents to which they are a party and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:
Article 1
DEFINITIONS
1.1Defined Terms and Rules of Interpretation. Each capitalized term used and not otherwise defined herein (including in the preamble, recitals and exhibits hereto) has the meaning given (whether directly or by reference to another agreement or document) in the Credit Agreement. In addition to the terms defined in the Credit Agreement, the following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Administrative Agent” has the meaning given in the preamble.
“Agreement” has the meaning given in the preamble.
“Available Base Equity Contribution Amount” means, as of any time of determination, the amount, if any, by which (a) the Maximum Base Equity Contribution Amount exceeds (b) the aggregate amount of all prior Contributions made by or on behalf of Pledgor hereunder as of such time of determination that have been funded in accordance with Section 2.1.2(a) (including for the avoidance of doubt, without duplication, all amounts paid by or on behalf of Guarantor under Section 2.2 or drawings or payments made under any Credit Support Document, in each case, in respect of Guaranteed Contribution Obligations for purposes of Section 2.1.2(a), but, for the avoidance of doubt, excluding all Additional Equity Contributions and all Fronted Equity Contributions).
“Available Commercial Operation Contribution Amount” means, as of any time of determination, the amount, if any, by which (a) the Maximum Commercial Operation Contribution Amount exceeds (b) (i) the aggregate amount of all prior Contributions made by or on behalf of Pledgor hereunder as of such time of determination that have been funded in accordance with Section 2.1.2(b) (including for the avoidance of doubt, without duplication, all amounts paid by or on behalf of Guarantor under Section 2.2 or drawings or payments made under any Credit Support Document, in each case, in respect of Guaranteed Contribution Obligations for purposes of Section 2.1.2(b), but, for the avoidance of doubt, excluding all

Additional Equity Contributions and all Fronted Equity Contributions) minus (ii) the aggregate amount of all Reinstated Contributions hereunder.
“Available Contribution Amount” means, as of any time of determination, the amount, if any, by which (a) the sum of (i) the Available Base Equity Contribution Amount plus (ii) the Available Commercial Operation Contribution Amount, exceeds (b) (i) the aggregate amount of all prior Contributions made by or on behalf of Pledgor hereunder as of such time of determination that have been funded in accordance with Section 2.1.2 (including for the avoidance of doubt, without duplication, all amounts paid by or on behalf of Guarantor under Section 2.2 or drawings or payments made under any Credit Support Document, in each case, in respect of Guaranteed Contribution Obligations for purposes of Section 2.1.2, but, for the avoidance of doubt, excluding all Additional Equity Contributions and all Fronted Equity Contributions).
“Borrower” has the meaning given in the preamble.
“Collateral Agent” has the meaning given in the preamble.
“Contribution Request” means a written request to Pledgor for a Contribution.
“Contributions” means equity capital contributions from Pledgor (or from Guarantor on behalf of Pledgor) to Borrower.
“Credit Agreement” has the meaning given in the recitals.
“Credit Support Document” means a Credit Support Guarantee or a Credit Support Letter of Credit, as the case may be.
“Credit Support Guarantee” means each guarantee provided by a Credit Support Guarantor that is substantially in a form approved by Lender, which is provided to support the obligations of Guarantor hereunder as contemplated by Section 2.3.
“Credit Support Guarantor” means a Person (i) that meets the Minimum Rating Requirement and (ii) provides a Credit Support Guarantee.
“Credit Support Letter of Credit” means a letter of credit issued, without recourse to Borrower or Pledgor, by an Acceptable Bank that is substantially in a form approved by Lender, which is provided to support the obligations of Guarantor hereunder as contemplated by Section 2.3.
“Defaulted Payment” has the meaning given in Section 4.1.
“Defaulted Payment Amount” has the meaning given in Section 4.1.
“Electronic Transmission” has the meaning given in Section 7.12.

“Equity Contribution Date” means the date on which any Contribution is required to be made pursuant to Section 2.1.
“Guaranteed Contribution Obligations” means the payment obligations of Pledgor as set forth in Section 2.1 (excluding Section 2.1.1), Section 4.1 and Section 7.18.
“Guaranteed Debt Obligations” means the full and prompt payment when due of all Obligations (whether at stated maturity, by required prepayment, declaration, demand, upon acceleration or otherwise).
“Guaranteed Obligations” means, collectively, (a) the Guaranteed Contribution Obligations and (b) the Guaranteed Debt Obligations (unless, in the case of this clause (b), prior to Final Completion, Guarantor made a Contribution in full in accordance with Section 2.1.4(a)(ii) with respect to a Contribution Request pursuant to Section 2.1.3(b)), in each case, whether such obligations are absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, together with any and all costs and expenses (including reasonable and documented counsel fees and expenses) incurred by Lender, Administrative Agent or Collateral Agent in enforcing any of its rights or the rights of the Secured Parties under this Agreement).
“Guarantor” has the meaning given in the preamble.
“Guaranty” has the meaning given in Section 2.2.
“Initial Contribution” means equity contributions made with funds and in-kind contributions to Borrower on or prior to the Closing Date (other than any such contributions which are reimbursed to Guarantor on the Closing Date with the proceeds of a Loan, including the Closing Date Distribution), which shall be deemed to be $133,343,412.59.
“Lender” has the meaning given in the preamble.
“Maximum Base Equity Contribution Amount” means an amount equal to $374,601,021.23.
“Maximum Commercial Operation Contribution Amount” means an amount equal to $186,231,509.75; provided, that on the Commercial Operation Date, the Maximum Commercial Operation Contribution Amount shall be automatically reduced for all purposes hereof to $0.
“Minimum Rating Requirement” means an unsecured long-term senior debt rating of any two of the following: (a) at least “Ba3” by Moody’s, (b) at least “BB-” by S&P, and (c) at least “BB-” by Fitch.
“Pledgor” has the meaning given in the preamble.
“Pledgor Holdco” has the meaning given in the recitals.

“Project” has the meaning given in the recitals.
“Project Cost Shortfall” has the meaning given in Section 2.1.2.
“Reinstated Contributions” has the meaning given in Section 2.1.5.
“Retained Interest” has the meaning given in Section 4.3.
1.2Interpretation, etc. For all purposes of this Agreement, except as otherwise expressly provided the rules of interpretation set forth in Section 1.2 (Rules of Interpretation) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
Article 2
OBLIGATIONS OF GUARANTOR AND PLEDGOR
2.1Contribution Obligations.
2.1.1Initial Contribution. On or prior to the Closing Date, Pledgor has made the Initial Contribution.
2.1.2Contributions. Pledgor agrees, for the benefit of Borrower, Lender, Administrative Agent and Collateral Agent (for the benefit of the Secured Parties), to make Contributions to Borrower in an aggregate amount up to, but not exceeding, the aggregate amount of (x) the Maximum Base Equity Contribution Amount and (y) the Maximum Commercial Operation Contribution Amount, as follows:
(a)on or before each Borrowing Date and as contemplated by Section 3.2.11 (Equity Funding) of the Credit Agreement, in an amount equal to the lesser of (i) the sum of (A) an amount as is necessary, taking into account any Borrowing being made on the Borrowing Date, to ensure the Loan-to-Eligible Project Costs Ratio shall not exceed the Maximum Loan-to-Eligible Project Costs Ratio plus (B) an amount necessary to enable Borrower to pay any Ineligible Project Costs that are then due and payable or are reasonably anticipated to become due and payable prior to the next projected Equity Contribution Date (other than any Ineligible Project Costs for which funds from prior Contributions are on deposit in the Project Account and are reserved for payment of such Ineligible Project Cost), and (ii) the Available Base Equity Contribution Amount;
(b)on any date that is five Business Days prior to the date on which any Project Costs are reasonably expected to become due and payable, to the extent that the amount available in the Project Account (or will be available in the Project Account after giving effect to any Borrowing and/or Contribution under clause (a) above, if applicable) to be applied to the payment of such Project Costs is insufficient (including as a result of a draw stop from Borrower being unable to satisfy the conditions to the making of a Loan set forth in Article 3 (Conditions Precedent) of the Credit Agreement) (the amount of such insufficiency, a “Project Cost Shortfall”), in an amount equal to the lesser of (i) the amount of such Project Cost Shortfall and (ii) the Available Commercial Operation Contribution Amount; and
(c)prior to Final Completion, upon the acceleration of the Obligations pursuant to the terms of the Credit Agreement, in an amount equal to the Available Contribution Amount as of the date of such acceleration, such Contribution to be made no later than 10 Business Days after receipt by Pledgor of a Contribution Request; provided, that Lender shall not be entitled to deliver such Contribution Request to Pledgor, and Pledgor shall not be obligated to make any Contribution under this Section 2.1.2(c) if, Guarantor has paid in full to Lender a claim for the payment by Guarantor of the Guaranteed Debt Obligations under and in accordance with Section 2.2.
2.1.3Contribution Requests.
(a)Contributions required to be made pursuant to Section 2.1.2(a) and Section 2.1.2(b) shall be requested pursuant to a Contribution Request by Borrower with a copy to Lender, Administrative Agent and Guarantor delivered at least five Business Days prior to the applicable Equity Contribution Date; provided, that, if Borrower has failed to deliver a Contribution Request pursuant to this clause (a), Lender may deliver a Contribution Request on behalf of Borrower, and Pledgor shall comply with such Contribution Request as if delivered by Borrower. In the event of any inconsistency between a Contribution Request delivered by Borrower and a Contribution Request delivered by Lender, the Contribution Request delivered by Lender shall, absent manifest error, control. Notwithstanding the foregoing, Contributions required to be made pursuant to Section 2.1.2(a) and Section 2.1.2(b) shall be made by Pledgor no later than the applicable Equity Contribution Date regardless of whether a Contribution Request was received.
(b)Contributions required to be made pursuant to Section 2.1.2(c) shall be requested pursuant to a revocable Contribution Request by Lender with a copy to Borrower, Administrative Agent and Guarantor.
2.1.4Funding of Contributions; Drawdown Events.
(a)Any Contributions made by or on behalf of Pledgor pursuant to Section 2.1.2 shall be made by depositing or transferring the amount of such Contributions in immediately available funds (i) in the case of any Contributions pursuant to Section 2.1.2(a) and Section 2.1.2(b), into the Project Account for the payment of Project Costs and (ii) in the case of any Contributions pursuant to Section 2.1.2(c), as directed by Lender.
(b)In the event any Contribution is not fully funded by Pledgor on or before the applicable Equity Contribution Date in accordance with Section 2.1.2, Lender may immediately take any actions to enforce the Guaranty of Guarantor pursuant to Section 2.2, enforce any Credit Support Guarantee and/or draw upon any Credit Support Letter of Credit in the amount of such unfunded Contribution, and deposit the applicable proceeds received pursuant to the Guaranty or any Credit Support Document directly into the applicable account or retain such proceeds, in each case in accordance with Section 2.1.4(a). Notwithstanding anything to the contrary herein, Lender’s or Collateral Agent’s failure to enforce the Guaranty or any Credit Support Document shall not limit or relieve the obligations of Pledgor or Guarantor hereunder.
2.1.5Reinstated Contributions. If Pledgor has made Drawstop Equity Contributions pursuant to Section 2.1.2(b) and Borrower is subsequently able to satisfy the conditions precedent in Article 3 (Conditions Precedent) of the Credit Agreement and utilizes Loan proceeds to refund all or any portion of such Drawstop Equity Contributions, Pledgor’s Contribution obligations in respect of the Available Contribution Amount shall automatically be reinstated in an amount equal to the amount so refunded, which amount shall be available for future Contributions in accordance with the terms and conditions of this Section 2.1 (the “Reinstated Contributions”). Reinstated Contributions shall be evidenced by any Notice of Borrowing that provides for reimbursement of Drawstop Equity Contributions in accordance with the Credit Agreement.
2.1.6Fronted Equity Contributions and Additional Equity Contributions. For the avoidance of doubt, if and to the extent that Pledgor has elected to make a Fronted Equity

Contribution or an Additional Equity Contribution, such equity contributions shall not (a) constitute a Contribution hereunder or (b) reduce the Available Contribution Amount. In addition, any Fronted Equity Contributions which are subsequently refunded to Pledgor by Borrower shall not constitute Reinstated Contributions hereunder.
2.1.7No Limitation on Additional Equity Contributions. Nothing herein shall be construed to prohibit or otherwise limit Guarantor or any of its Affiliates from making or causing to be made Additional Equity Contributions in addition to the Contributions required to be made pursuant to this Agreement at the time and in the amount elected by Guarantor or any of its Affiliates, as applicable.
2.2Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the “Guaranty”), to Collateral Agent (for the benefit of the Secured Parties), as primary obligor and not as surety, the prompt and full payment of all Guaranteed Obligations now or hereafter existing. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing, and without limiting the generality thereof, Guarantor agrees that this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any event or circumstance described in Section 2.4.3. The Guaranty constitutes a guarantee of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower, Pledgor or any Credit Support Guarantor either before or as a condition to the obligations of Guarantor hereunder; provided, that, Guarantor shall have the benefit of and the right to assert any defenses against the claims of Collateral Agent that are available to Borrower or Pledgor, as applicable, and which would have also been available to Guarantor if Guarantor had been in the same contractual position as Borrower or Pledgor, as applicable, other than: (a) defenses arising from the insolvency, reorganization or bankruptcy of Borrower, Pledgor or Guarantor, (b) defenses expressly waived in this Agreement by Borrower or Pledgor, (c) defenses arising by reason of (i) Guarantor’s direct or indirect ownership interests in Borrower or Pledgor or (ii) Governmental Rules or Legal Requirements applicable to Borrower or Pledgor that prevent the payment by Borrower or Pledgor, as applicable, of its obligations that constitute Guaranteed Obligations, and (d) defenses previously asserted by Borrower or Pledgor against such claims to the extent such defenses have been resolved in favor of any Secured Party by a court of competent jurisdiction. The obligations of Guarantor to make any payment related to the Guaranteed Debt Obligations shall automatically terminate and be of no further force and effect if, prior to Final Completion, Guarantor makes a Contribution in full in accordance with Section 2.1.4(a)(ii) with respect to a Contribution Request pursuant to Section 2.1.3(b).
2.3Credit Rating; Credit Support Documents.
2.3.1On the Closing Date and at all times prior to the termination of this Agreement pursuant to Section 7.2, Guarantor shall maintain the Minimum Rating Requirement; provided, that, no Event of Default shall occur as a result of such failure to maintain the Minimum Rating Requirement if within 10 Business Days of such failure Guarantor delivers one or more Credit Support Documents in an aggregate amount equal to the outstanding principal amount of the Loan. Guarantor shall be permitted to reduce amounts provided in respect of the Credit Support Documents on a dollar-for-dollar basis each time Contributions are made by or on behalf of Guarantor and Debt Service is repaid in accordance with the terms of the Credit Agreement. With respect to any Credit Support Letters of Credit, Collateral Agent, covenants and agrees to deliver any requisite certificate, transfer instruction or similar instrument and otherwise reasonably cooperate with Guarantor to effectuate any such reductions (to the extent permitted under the applicable Credit Support Letter of Credit). Any Credit Support Documents

shall be automatically terminated as of the date Guarantor subsequently meets the Minimum Rating Requirement and promptly returned to Guarantor following such termination.
2.3.2If (a) the issuer of any Credit Support Letter of Credit (including with respect to any bank or other financial institution bound to fund any drawing thereunder pursuant to the terms of such Credit Support Letter of Credit) provided hereunder (and, if applicable, any Affiliate of any such issuer that has confirmed the obligations of such issuer with respect to such issuer’s Credit Support Letter of Credit) is no longer an Acceptable Bank and 10 or more Business Days have elapsed since such issuer (and, if applicable, such Affiliate) ceased to be an Acceptable Bank (and no replacement Credit Support Letter of Credit shall have been provided by or on behalf of Guarantor hereunder within such 10 Business Day period) or (b) any Credit Support Letter of Credit will expire within 30 Business Days and Collateral Agent has not received a notice from the issuer thereof stating that such Credit Support Letter of Credit will be renewed in accordance with its terms, and no replacement Credit Support Document shall have been provided by Guarantor within 10 Business Days before the expiration of such Credit Support Letter of Credit, then, in each case, Collateral Agent may make a drawing under such Credit Support Letter of Credit in an amount equal to the remaining stated amount available to be drawn under such Credit Support Letter of Credit.
2.3.3Guarantor may at any time and from time to time replace any Credit Support Document with any other Credit Support Document satisfying the requirements set forth in the definition thereof. In addition, to the extent that amounts supported under any existing Credit Support Document provided by Guarantor are increased from time to time, a corresponding amount may be reduced from any other existing Credit Support Document provided by Guarantor.
2.3.4To the extent that any Credit Support Letter of Credit is transferred by Collateral Agent or its successor beneficiary pursuant to the terms thereof, Guarantor shall pay any transfer fees charged to the applicant by the issuer of such Credit Support Letter of Credit in connection with such transfer.
2.4Waiver of Defenses; Obligations Unconditional.
2.4.1Waiver of Defenses – Pledgor. Pledgor hereby, solely for the benefit of the Secured Parties, waives and relinquishes, to the extent it may do so under applicable Legal Requirements, all rights and remedies accorded by applicable Legal Requirements to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including:
(a)any right to require any of the Secured Parties to proceed against Borrower or any other Person or to proceed against or exhaust any security held by Collateral Agent for the benefit of the Secured Parties at any time or to pursue any other remedy in Secured Parties’ power before proceeding against Pledgor, including but not limited to the provisions of the Texas Civil Practice and Remedies Code §17.001, Texas Rules of Civil Procedure Rule 31 and the Texas Business and Commerce Code Chapter 34, and Sections 51.003, 51.004, and 51.005 of the Texas Property Code, as amended, or otherwise;
(b)any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability or any other defense (other than the defense, subject to Section 3.1, of payment of the applicable amounts and the defense that Pledgor is not obligated to perform or has fully performed the matter in question) of any Borrower Party or any other Person or the failure of any Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Borrower Party or any other Person;

(c)demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower Party, the Secured Parties, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by any of the Secured Parties as collateral or in connection with any of the Obligations;
(d)any defense based upon an election of remedies by any of the Secured Parties, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the rights of Pledgor to proceed against Borrower or another Person for reimbursement, or any combination thereof;
(e)any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever;
(f)any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or Guarantor, the failure by Borrower to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Operative Documents or any defense based on any act, failure to act, delay or omission whatsoever on the part of Guarantor to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents;
(g)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(h)any defense, setoff or counterclaim which may at any time be available to or asserted by Guarantor or Borrower against any Secured Party or any other Person under the Credit Documents;
(i)any duty on the part of any Secured Party to disclose to Pledgor any facts any Secured Party may now or hereafter know about Borrower, regardless of whether any Secured Party has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or have reason to believe that such facts are unknown to Pledgor, or have a reasonable opportunity to communicate such facts to Pledgor, Pledgor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower;
(j)any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Credit Documents or any other amendment, release, discharge, substitution, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents;
(k)any defense arising because of any Secured Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;
(l)any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and
(m)any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than the defense, subject to Section 3.1, of payment of the applicable amounts and the defense that Pledgor is not obligated to perform or has fully performed the matter in question).
2.4.2Waiver of Defenses – Guarantor. Guarantor, with respect to its obligations hereunder, hereby, solely for the benefit of the Secured Parties, unconditionally waives and relinquishes, to the extent that it may do so under applicable Legal Requirements, all defenses it may now or hereafter have in any way relating to any or all of the following:
(a)any lack of validity or enforceability of the Guaranteed Obligations, to the extent legally possible, this Agreement, or any agreement or instrument relating thereto;
(b)any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, this Agreement or any of the Guaranteed Obligations, without notice or demand;
(c)any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations;
(d)any change or corporate restructuring of Guarantor or its subsidiaries;
(e)any amendment, release, discharge, substitution, renewal, extension, acceleration, compromise or waiver of this Agreement, any other Credit Document or any of the Guaranteed Obligations;
(f)the acceptance of any other guaranties or security for any of the Guaranteed Obligations;
(g)the payment by any other Person of a portion, but not all, of the Guaranteed Obligations;
(h)any requirements of promptness, presentment, demand of payment, protest for nonpayment or dishonor, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations;
(i)any requirement that Lender, Administrative Agent or Collateral Agent enforce or exhaust any right or remedy or mitigate any damages or take any action against Borrower, Pledgor or any other Person or entity or any collateral before proceeding against Guarantor, including but not limited to the provisions of the Texas Civil Practice and Remedies Code §17.001, Texas Rules of Civil Procedure Rule 31 and the Texas Business and Commerce Code Chapter 34, and Sections 51.003, 51.004, and 51.005 of the Texas Property Code, as amended, or otherwise;
(j)any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability or any other defense (other than payment in full of the Guaranteed Obligations) of Borrower, Pledgor, or any other Person or the failure of any Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or Pledgor or any other Person;
(k)demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurrence of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower Party, any Secured Party, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by any of the Secured Parties, as applicable, as collateral or in connection with any of the Guaranteed Obligations; any requirement that Administrative Agent or Collateral Agent protect, secure, perfect or insure any security interest or lien on any property subject thereto;
(l)any defense waived by Pledgor pursuant to Section 2.4.1, as if set forth in this Section 2.4.2 mutatis mutandis; and
(m)any action or failure to act in any manner referred to in this Agreement which may deprive Guarantor of its rights to subrogation against Pledgor to recover full indemnity for any payments or performances made by Guarantor pursuant to this Agreement or of its right to contribution against any other Party.
2.4.3Guaranteed Obligations Unconditional. All rights of Lender, Administrative Agent and Collateral Agent hereunder and all obligations of Pledgor and Guarantor hereunder shall be absolute and unconditional irrespective of:
(a)any lack of validity, legality or enforceability of any Credit Document;
(b)the failure of any Secured Party:
(i)to assert any claim or demand or to enforce any right or remedy against Borrower, Pledgor, Guarantor, or any other Person under the provisions of any Credit Document or otherwise, or
(ii)to exercise any right or remedy against any other guarantor of, or collateral securing, the Obligations;
(c)any change in the time, manner or place of payment of, or in any other term of, all or any portion of the Guaranteed Obligations, or any other extension or renewal of any obligation of Borrower, Pledgor or otherwise;
(d)any reduction, limitation, impairment or termination of any of the Guaranteed Obligations for any reason other than the written agreement of Lender to terminate the Guaranteed Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Guarantor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any obligation of Borrower, Pledgor, Guarantor or otherwise;
(e)any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Credit Document;
(f)any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party or Collateral Agent for the benefit of the Secured Parties securing the Obligations; or
(g)any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, Pledgor, Guarantor, surety or other guarantor (other than the defense of payment of the applicable amounts, subject to Section 3.1).

2.5Waiver of Subrogation. Neither Pledgor nor Guarantor shall have any right of subrogation and Pledgor and Guarantor waive all rights to enforce any remedy which the Secured Parties now have or may hereafter have against Borrower or Pledgor, and each of Pledgor and Guarantor waives the benefit of, and all rights to participate in, any security now or hereafter held by Collateral Agent for the benefit of the Secured Parties securing the Obligations. Any amount paid to Pledgor or Guarantor on account of any purported subrogation rights prior to the Discharge of Obligations, shall be held in trust for the benefit of Collateral Agent.
2.6Payments. Each payment required to be made by Pledgor or Guarantor hereunder shall be made without deduction or withholding for or on account of any Taxes.
Article 3
SPECIFIC PROVISIONS
3.1Reinstatement. In addition to any reinstatement pursuant to Section 2.1.5, this Agreement and the obligations of Pledgor and Guarantor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or otherwise restored to Pledgor or Guarantor whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Borrower or any other Person or as a result of any settlement or compromise with any Person in respect of such payment, and Pledgor or Guarantor, as the case may be, shall pay Lender, Administrative Agent and Collateral Agent on demand all of its reasonable and documented costs and expenses (including reasonable fees of counsel) incurred in connection with such rescission or restoration.
3.2Bankruptcy Code Waiver. Each of Pledgor and Guarantor hereby irrevocably waives, to the extent it may do so under applicable Legal Requirements, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any Bankruptcy Event with respect to Borrower. Specifically, in the event that the trustee (or similar official) in any Bankruptcy Event with respect to Borrower or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of Borrower under this Agreement), none of Pledgor or Guarantor shall assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code, or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import. If any Bankruptcy Event with respect to Borrower shall occur, each of Pledgor and Guarantor agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Legal Requirements, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code or equivalent provisions of the laws or regulations of any other jurisdiction with respect to proceedings and, to give effect to such waiver, Pledgor and Guarantor consents, to the extent permitted by applicable Legal Requirements, to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or Borrower’s trustee in bankruptcy, as the case may be.
3.3Insolvency Proceedings. None of the obligations of Pledgor or Guarantor under this Agreement shall be altered, limited or affected by any Bankruptcy Event relating to Borrower, Pledgor or Guarantor, or by any defense which Borrower, Pledgor or Guarantor may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.
3.4Set-Off. In addition to any rights now or hereafter granted under applicable Legal Requirements or otherwise, and not by way of limitation of any such rights, upon the failure of Pledgor to make any Contributions as and when required hereunder, each of Collateral Agent and Administrative Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Pledgor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Collateral Agent, Administrative Agent or any Secured Party (including by branches and agencies of Collateral Agent, Administrative Agent and each Secured Party wherever located) to or for the credit or the account of Pledgor, against and on account of the obligations of Pledgor, under this Agreement, irrespective of whether or not Collateral Agent or Administrative Agent shall have made any demand hereunder.
Article 4
PURCHASE OF PARTICIPATING INTERESTS
4.1Required Purchase of Participating Interest. If by reason of a Bankruptcy Event with respect to Borrower, Pledgor or Guarantor, (a) any Contribution due hereunder has not been deposited in accordance with Section 2.1 or transferred to Lender or Collateral Agent, as the case may be, within 10 Business Days after the date on which such amount is payable hereunder, or (b) any Contribution theretofore deposited or transferred pursuant to Article 2 is rescinded or otherwise restored to Pledgor or Guarantor (other than in respect of Drawstop Equity Contributions and Fronted Equity Contributions reimbursed in accordance with the terms of the Credit Documents) and 10 Business Days have elapsed after the date that such Contribution was rescinded or otherwise restored (such Contribution, whether required but not made as provided in the foregoing clause (a) or made and returned as provided in the foregoing clause (b), being herein called the “Defaulted Payment”), Pledgor shall, without any further notice or demand by Lender, Administrative Agent or Collateral Agent, purchase an undivided participating interest in each of the Loans, the Commitment and the other Obligations, to the extent then outstanding and not earlier terminated or cancelled, as provided in the following sentence, in an aggregate principal amount equal to the Defaulted Payment Amount and Guarantor shall make a capital contribution to Pledgor to fund such purchase of the Defaulted Payment Amount. Pledgor’s purchase of an undivided participating interest in the Loans, the Commitment and the other Obligations shall be made pro rata among the Loans, the Commitment and the other Obligations based on the respective outstanding amounts thereof. Pledgor shall effect its purchase of undivided participating interests in the Loans and the Commitments pursuant to this Section 4.1 by paying to Collateral Agent for the account of the Secured Parties, in immediately available funds in Dollars, the lesser of (i) the amount of the Defaulted Payment and (ii) the aggregate amount of such outstanding Loans and the Commitment (such lesser amount, the “Defaulted Payment Amount”). Each of Lender and Collateral Agent may enforce the right to payment under any Credit Support Guarantee or make a drawing on any Credit Support Letter of Credit in order to satisfy Pledgor’s or Guarantor’s obligations under this Section 4.1.
4.2Effect of Purchase of Participating Interest. Pledgor’s purchase of an undivided participating interest in the Loans, the Commitment and the other Obligations, and Guarantor’s funding of such purchase, in the full amount (if any) required pursuant to Section 4.1 following a Defaulted Payment in respect of any Contributions, shall satisfy Pledgor’s or Guarantor’s, as applicable, obligation pursuant to Section 2.1 to make such Defaulted Payments hereunder, and reduce the Available Contribution Amount, to the extent of the amount of such participations.
4.3Subordinate Nature of Participating Interest. Each of Pledgor and Guarantor hereby agrees that its participating interest in the Loans, the Commitment and the other Obligations purchased or funded by it pursuant to Section 4.1, shall be subordinate in all respects to the interest in the Loans, the Commitment and the other Obligations retained by the holders (other than Pledgor and Guarantor, as applicable) thereof (the “Retained Interest”), so that all payments received or collected on account of the Loans and the Commitment and applied to the payment or termination thereof, whether received or collected through repayment of the Loans, the Commitment and the other Obligations by Borrower or through right of set-off with respect thereto or realization upon any collateral security therefor or otherwise, shall first be applied to the payment of the principal, interest, fees and other amounts then due (whether at its stated maturity, by acceleration or otherwise) on the Retained Interest until such principal, interest, fees and other amounts are paid in full, before any such payments are applied on account of Pledgor’s or Guarantor’s, as applicable, participating interest in the Loans, the Commitment and the other Obligations.
4.4Rights of Lender, Administrative Agent, Collateral Agent and Secured Parties. Notwithstanding the purchase and ownership by Pledgor of participating interests in the Loans, the Commitment and the other Obligations, and notwithstanding the rights of participants under the Credit Agreement and the other Credit Documents, Lender, Administrative Agent, Collateral Agent and each other Secured Party shall have the right, in its sole discretion in each instance and without any notice to Pledgor or Guarantor, as applicable (a) to agree to the modification or waiver of any of the terms of the Credit Documents or any other agreement or instrument relating thereto (but not to reduce any amount payable in respect of the portion of the Loans, the Commitment and the other Obligations subject to participations purchased pursuant to Section 4.1), (b) to consent to any action or failure to act by Borrower, Pledgor, Guarantor or any other Person party to any Credit Document, and (c) to exercise or refrain from exercising any rights or remedies which Lender, Administrative Agent, Collateral Agent or any Secured Party may have under any Credit Document or any other agreement or instrument relating thereto, including the right at any time to declare, or refrain from declaring, the Obligations due and payable upon the occurrence of any Event of Default, and to rescind and annul any such declaration, and to foreclose and sell or exercise any other remedy, or refrain from foreclosing and selling or exercising any other remedy, with respect to any collateral securing the Obligations. None of Lender, Administrative Agent, Collateral Agent or any other Secured Party shall be liable to Pledgor or Guarantor for any error in judgment or for any action taken or omitted to be taken by it while Pledgor or Guarantor holds a participating interest in the Loans, the Commitment and the other Obligations, except for its gross negligence or willful misconduct. None of Lender, Administrative Agent, Collateral Agent, or any other Secured Party shall have any duty or responsibility to provide Pledgor or Guarantor with any credit or other information concerning the affairs, financial condition or business of Borrower or any other party to any Credit Document which may come into their possession or the possession of any of their respective Affiliates, or to notify Pledgor or Guarantor of any Default or Event of Default, or any default by Borrower or any other Person under any of the Credit Documents.
4.5No Voting Rights. Without limiting the generality of the provisions of Section 4.4, in determining whether the required consent of the Secured Parties (or any portion thereof) has been obtained for all purposes under the Credit Documents the participating interests in the Loans, the Commitment and the other Obligations purchased by Pledgor pursuant to Section 4.1 shall not be deemed to be outstanding.
4.6Outright Purchase; Obligations Unconditional. The obligations of Pledgor under this Article 4 to purchase participating interests in or purchase and take an assignment of the Loans, the Commitment and the other Obligations, and the obligation of Guarantor to make capital contributions pursuant to Section 4.1, as the case may be, are absolute and unconditional and shall not be affected by the occurrence of any Default or Event of Default or any other circumstance (other than a defense of payment), including any circumstance of the nature described in Section 2.4.
Article 5
REPRESENTATIONS AND WARRANTIES
5.1Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to, and in favor of, Lender, Administrative Agent, Collateral Agent and the other Secured Parties, for and as to itself only, as of the Closing Date, that:
5.1.1Organization. Guarantor is (a) a corporation duly constituted, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations hereunder. Guarantor has all requisite corporate power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as now proposed to be conducted. As of the Closing Date, (i) Pledgor Holdco owns 100% of the membership interests in Pledgor and (ii) Guarantor owns 100% of the membership interests in Pledgor Holdco.
5.1.2Authorization; No Conflict. Guarantor has duly authorized, executed and delivered this Agreement and Guarantor’s execution and delivery thereof, its consummation of the transactions contemplated hereby, and its compliance with the terms hereof (a) does not and will not contravene its bylaws, (b) does not contravene any other Legal Requirement applicable to or binding on it or any of its properties, (c) does not and will not contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which any of its properties may be bound or affected, or (d) does not and will not require the consent or approval of any Person which has not already been obtained, except, in each case (other than clause (a)), where there could not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations hereunder.
5.1.3Enforceability. This Agreement is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
5.1.4Credit Documents. Guarantor has reviewed and is familiar with the terms of the Credit Documents, and, to Guarantor’s Knowledge, Borrower has provided it with a copy of each Credit Document in existence as of such date.
5.1.5Solvency Matters.
(a)Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and Pledgor and their respective properties on a continuing basis (including any amendments to any relevant Credit Document), and Guarantor now is and hereafter will be familiar with the businesses, operations and condition (financial and otherwise) of Borrower and Pledgor and their respective properties.
(b)After giving effect to the transactions contemplated by this Agreement and the obligations evidenced hereby, Guarantor is not, on either an unconsolidated basis or a consolidated basis, insolvent as such term is used or defined in any applicable Bankruptcy Law, and Guarantor has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations.
(c)Guarantor is not executing this Agreement with any intention to hinder, delay or defraud any of its present or future creditor or creditors.
(d)Guarantor is not engaged in any business or transaction which, after giving effect to the transactions contemplated by this Agreement, will leave it with unreasonably small capital or assets which are unreasonably small in relation to the business or transactions engaged in by it, and Guarantor does not intend to engage in any such business or transaction.
(e)Guarantor does not intend to incur, nor does it believe that it will incur, debts beyond its ability to repay such debts as they mature.

5.1.6No Litigation or Proceeding. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Guarantor’s Knowledge, threatened against or affecting Guarantor or against or affecting any of its properties or assets or the transactions contemplated by this Agreement and the other Credit Documents, which would reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations hereunder.
Article 6
COVENANTS
Guarantor hereby covenants and agrees, as to itself only, for the benefit of Lender, Administrative Agent, Collateral Agent and the other Secured Parties, that:
6.1Maintenance of Existence. It shall at all times do, or cause to be done, all things necessary to preserve and maintain its corporate existence, franchises, rights and privileges in each jurisdiction in which the conduct of its business so requires and maintain its qualification to do business in each other jurisdiction where such qualification is necessary to perform its obligations hereunder and each other Credit Document to which it is a party, except where loss of any such franchises, rights or privileges could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
6.2Compliance with Laws. It shall comply, or cause compliance, in all material respects, with all Legal Requirements relating to it, except where such non-compliance could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
6.3Further Assurances. It shall promptly provide Lender, Administrative Agent and Collateral Agent with such information and other documents that it may reasonably request in furtherance of the intent of this Agreement.
6.4Separate Existence. It shall (a) maintain entity records and books of account separate from those of Borrower; (b) not commingle its funds or assets with those of Borrower; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.
6.5Credit Rating. In the event of any reduction, suspension or withdrawal of any unsecured long-term senior debt rating of Guarantor by any Rating Agency, it shall promptly, and in any event no later than two Business Days following such reduction, suspension or withdrawal, notify Lender and Administrative Agent.
6.6Insolvency or Liquidation Proceeding. Guarantor shall not, without the prior written consent of Lender, commence or join with any other person in commencing any Insolvency or Liquidation Proceeding of or against Borrower or Pledgor.
Article 7
MISCELLANEOUS
7.1Successions or Assignments. This Agreement shall inure to the benefit of Administrative Agent, Collateral Agent and the other Secured Parties and their respective successors and permitted assigns which shall have, to the extent of their interest, the rights of the Secured Parties hereunder. This Agreement shall be binding upon Borrower, Pledgor and Guarantor and each of their respective successors or permitted assigns; provided, that, none of Borrower, Pledgor or Guarantor is entitled to assign its obligations hereunder other than the collateral assignment by Borrower of all its right, title and interest in, to and under this Agreement pursuant to the Security Documents.
7.2Termination. Subject to Section 3.1, this Agreement and the obligations of Pledgor and Guarantor hereunder shall terminate automatically upon the date the Discharge of Obligations has occurred.

7.3Waivers. No failure or delay on the part of the Secured Parties in exercising any of their rights or powers or any abandonment or discontinuance of steps to enforce any such right or power (including those hereunder, as applicable) and no partial or single exercise thereof and no action or non-action by any of the Secured Parties, with or without notice to Guarantor or Pledgor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Agreement.
7.4Waiver of Jury Trial. EACH BORROWER PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH BORROWER PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH BORROWER PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
EACH BORROWER PARTY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
7.5Interpretation. The section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.
7.6Remedies Cumulative. Each and every right and remedy of Administrative Agent, Collateral Agent and any other Secured Party hereunder shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Credit Document, or now or hereafter existing at law or in equity.
7.7Severability. Any provision of this Agreement that may be determined by competent authority to be prohibited, illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, illegality, invalidity or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Parties shall endeavor in good-faith negotiations to replace the prohibited, invalid, illegal or unenforceable provisions with permitted, valid, legal and enforceable provisions the economic effect of which comes as close as possible to that of the prohibited, illegal, invalid or unenforceable provisions.
7.8Amendments. This Agreement may be amended, waived or otherwise modified only with the written consent of the Parties hereto and otherwise in accordance with the Credit Documents.
7.9Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT

IN ANY STATE COURTS LOCATED IN TRAVIS COUNTY, TEXAS. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
(a)ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS AND HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
(b)WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;
(c)HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED;
(d)EACH PERSON PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW;
(e)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER, ADMINISTRATIVE AGENT, COLLATERAL AGENT AND SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY OR ITS PROPERTIES IN ANY OTHER JURISDICTION.
7.10Governing Law. THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN) AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
7.11Integration of Terms. This Agreement, together with the other Credit Documents, contains the entire agreement between each of the Parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.
7.12Notices.
(a)Any communications among the Parties hereto or notices provided herein to be given may be given to the following addresses:

If to Borrower:	NRG Cedar Bayou 5 LLC c/o NRG Energy, Inc. Attention: Treasurer, Chief Financial Officer and General Counsel 804 Carnegie Center Princeton, NJ 08540 Telephone No. E-mail: @nrg.com
If Pledgor:	Cedar Bayou 5 Holdings LLC c/o NRG Energy, Inc. Attention: Treasurer, Chief Financial Officer and General Counsel 804 Carnegie Center Princeton, NJ 08540 Telephone No. E-mail: @nrg.com
If Guarantor:	NRG Energy, Inc. Attention: Treasurer, Chief Financial Officer and General Counsel 804 Carnegie Center Princeton, NJ 08540 Telephone No. E-mail: @nrg.com
If Lender:
Public Utility Commission of Texas
Attention: Texas Energy Fund Program Manager
1701 N. Congress Avenue
PO Box 13326
Austin, Texas 78711
Telephone No.
E-mail: @txenergyfund.texas.gov
E-mail: @puc.texas.gov
Posting: Platform

If to Administrative Agent:	Wilmington Trust, National Association Attention: Jessica Jankiewicz 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Telephone No. E-mail: @wilmingtontrust.com
If to Collateral Agent:	Wilmington Trust, National Association Attention: Jessica Jankiewicz 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Telephone No. E-mail: @wilmingtontrust.com
(b)Subject to the requirements of clauses (c) and (e) below, all such notices or other communications required or permitted to be given hereunder and the other Credit Documents shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (iii) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (iv) if sent by facsimile with receipt confirmed by telephone, (v)  Electronic Transmission or (vi) with respect to notices or other communications to Borrower, via the Platform. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or Electronic Transmission shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., Austin, Texas, and if transmitted after that time, on the next following Business Day; provided, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any Party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days’ notice to the other Parties in the manner set forth above.
(c)Each Borrower Party shall use all reasonable efforts to provide to Lender all Communications by Posting to the Platform.
(d)Any Borrower Party may deliver to any Agent, as the case may be, any Communication by Electronic Transmission.
(e)Any Posting and any Electronic Transmission shall be subject to the following terms:
(i)Any Posting or Electronic Transmission must be sent by a Responsible Officer of the applicable Borrower Party (or any other authorized representative).
(ii)Unless Lender or the applicable Agent otherwise prescribes, (A) Communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (B) Communications posted to the Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (A), of notification that such Communication is available on the Platform.

(iii)If any Posting fails to be uploaded or if any Electronic Transmission is returned to the sender as undeliverable, the material included in such Posting or Electronic Transmission, as applicable, must be delivered to the intended recipient in another manner permitted by this Section 7.12.
(iv)Each certificate, collateral report, notice or instruction to or other material contained in a Posting or Electronic Transmission must be in a “pdf” or other imaging format. Any signature on a certificate, collateral report or other material contained in a Posting or Electronic Transmission shall constitute a valid signature for purposes hereof. Each Secured Party may rely upon, and assume the authenticity of, any such signature, and any material containing such signature shall constitute an “authenticated” record for purposes of the UCC and shall satisfy the requirements of any applicable statute of frauds.
7.13Counterparts. This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all of the Parties shall constitute a single binding agreement.
7.14Limitation on Liability. Recourse against the Secured Parties or any of their respective Affiliates, directors, employees, attorneys or agents under this Agreement shall be limited to the extent provided in Section 11.11 (Limitation on Liability) of the Credit Agreement, which Section 11.11 (Limitation on Liability) is incorporated by reference herein, mutatis mutandis.
7.15Guaranty Separately Enforceable. This Agreement may be enforced against Guarantor or Pledgor by Lender or Collateral Agent without the necessity of joining Pledgor or Guarantor, as the case may be.
7.16Immunity. The State of Texas and the PUCT do not waive sovereign immunity by entering into this Agreement and any of the other Credit Documents and specifically retain immunity and all defenses available to them under the U.S. Constitution, the laws of the State of Texas and the common law.
7.17Administrative Agent and Collateral Agent. Notwithstanding any other provision contained in this Agreement, each of Administrative Agent and Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of Administrative Agent as set forth in the Credit Agreement and the other Credit Documents, with respect to Administrative Agent, and Collateral Agent set forth in the Credit Agreement and the other Credit Documents, with respect to Collateral Agent, in each case, as if such rights, powers, immunities and indemnities were specifically set forth herein. Borrower, Pledgor and Guarantor hereby acknowledge the appointment of Administrative Agent and Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to each of Administrative Agent and Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, each of Administrative Agent and Collateral Agent in its capacity hereunder, and to each agent, custodian and other Persons employed by Administrative Agent or Collateral Agent, as applicable, in accordance herewith to act hereunder.
7.18Expenses. Pledgor agrees to reimburse (to the extent reimbursement has not already been made by Borrower under the Credit Agreement) each of Administrative Agent, Collateral Agent and the other Secured Parties for all documented out-of-pocket costs and expenses of Administrative Agent, Collateral Agent and the other Secured Parties (including the reasonable and documented fees and expenses of legal counsel) in connection with (a) any enforcement or collection proceeding against Pledgor or Guarantor under or in respect of Pledgor’s or Guarantor’s obligations under this Agreement (or, with respect to any Credit Support Guarantor providing a Credit Support Guarantee, such Credit Support Guarantor’s obligations under such Credit Support Guarantee), including all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of Pledgor or Guarantor, (ii) judicial or regulatory proceedings with respect to Pledgor or Guarantor and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) in connection with the enforcement of this Agreement, and (b) the enforcement of this Section 7.18. This Section 7.18 shall survive the termination of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Equity Contribution Agreement and Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first written above.
CEDAR BAYOU 5 HOLDINGS LLC,
a Delaware limited liability company
By: /s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: VP, Treasurer

[Signature Page to Equity Contribution Agreement and Guaranty]

NRG ENERGY, INC.,
a Delaware corporation
By: /s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: VP, Treasurer

[Signature Page to Equity Contribution Agreement and Guaranty]

NRG CEDAR BAYOU 5 LLC,
a Delaware limited liability company
By: /s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: VP, Treasurer

[Signature Page to Equity Contribution Agreement and Guaranty]

PUBLIC UTILITY COMMISSION OF TEXAS,
as Lender
By: /s/ Connie Corona
Name: Connie Corona
Title: Executive Director

[Signature Page to Equity Contribution Agreement and Guaranty]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Jessica A. Jankiewicz
Name: Jessica A. Jankiewicz
Title: Vice President

[Signature Page to Equity Contribution Agreement and Guaranty]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent
By: /s/ Jessica A. Jankiewicz
Name: Jessica A. Jankiewicz
Title: Vice President

[Signature Page to Equity Contribution Agreement and Guaranty]